EXHIBIT 32

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      In connection with the Annual Report of ONTV, Inc. (the "Company") on Form
10-KSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Daniel M. Fasano, the Chief Executive Officer and Chief Financial Officer of the Company, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of her knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                                  By:  /s/ Daniel M. Fasano
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October 10, 2003                      Daniel M. Fasano, Chief Executive and
                                      Principal Financial Officer